Exhibit 99

Dear Shareholder:

Please find enclosed with this letter financial information for the quarter and nine months ended September 30, 2007. As you will see from the enclosed information, our company continues to grow with total assets equaling $340 million at September 30, 2007, or about 13% above the total at December 31, 2006. Earning assets, primarily loans, net of reserves and investment securities, grew $47 million or about 18% over the balance outstanding at December 31, 2006.

In spite of a challenging interest rate environment, our company performed well. The net income for the nine months ended September 30, 2007 equaled an annualized return on average equity of 13.42%. Net income declined from year earlier levels with earnings of $2.06 million or $.57 per diluted share for the nine months ending September 30, 2007 versus $2.60 million or $.72 per diluted share at September 30, 2006. Quarterly earnings for the September 30, 2007 period amounted to $706 thousand or $.20 per diluted share compared to $849 thousand or $.23 per diluted share for the quarter ended September 30, 2006.

The decline in net earnings is largely the result of a lower net interest margin, or net yield on earning assets. This decline in margin is the result of the "compression" or shrinking of the net spread between the yield on earning assets and the cost of funding. The annualized net interest margin for the year-to-date period ending September 30, 2007 equaled 4.33% versus 4.87% for the same period in 2006.

We continue to be pleased with the growth and performance of our company. We are encouraged by the volume of commercial lending activity in our three offices and the low level of credit losses incurred year to date.

As always, we appreciate your continued support.


Mason Y. Garrett, Chairman




Ronald K. Earnest, President

                                  PRESS RELEASE

GREENVILLE, S.C., October 25, 2007 - GrandSouth Bancorporation (OTCBB:GRRB), the bank holding company for GrandSouth Bank, today announced earnings of $2.06 million for the nine months ended September 30, 2007. Net income for the same period in 2006 equaled $2.60 million. The net income for the nine months ended September 30, 2007 equaled an annualized return on average equity of 13.42%.

Earnings per diluted share for the nine months ended September 30, 2007, were $.57 versus $.72 per diluted share for the same period of 2006. Net income for the quarter ended September 30, 2007 equaled $706 thousand or $.20 per diluted share compared to net income of $849 thousand or $.23 per diluted share for the same period last year.

Total assets ended the quarter at $340 million, an increase of 13% over total assets of $300 million at December 31, 2006. Loans, net of reserves for losses, grew to $257 million, an increase of 15% above year end 2006 totals of $224 million. Deposits equaled $306 million at September 30, 2007, compared to $269 million at December 31, 2006, an increase of 14%.

The decline in net earnings experienced during the first three quarters of 2007 compared to the year earlier period was largely the result of a decline in net interest margin from 4.87% at September 30, 2006 to 4.33% at September 30, 2007.

GrandSouth Bancorporation is a public company trading in the over-the-counter market under the symbol GRRB.OB with three offices located at 381 Halton Road, Greenville, S.C., 325 South Main Street, Fountain Inn, S.C. and at 1601 North Fant Street, Anderson, S.C.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements.

Contact:    Ronald K. Earnest, President (864) 770 - 1000

GRANDSOUTH BANCORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

                                               At September 30,  At December 31,
                                                    2007            2006 (1)
                                                 (Unaudited)       (Audited)
                                                 -----------       ---------
ASSETS
Cash and Due From Banks ......................     $ 11,834         $ 19,804
Investment Securities ........................       56,509           42,150
Loans, net ...................................      257,328          224,338
Other Assets .................................       14,035           14,018
                                                   --------         --------

Total Assets .................................     $339,706         $300,310
                                                   ========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits .................     $ 18,088         $ 15,215
Interest bearing deposits ....................      287,727          253,708
                                                   --------         --------
               Total deposits ................      305,815          268,923

Borrowings ...................................        8,247            8,247
Other liabilities ............................        4,083            3,670
                                                   --------         --------
               Total liabilities .............      318,145          280,840

Shareholders' equity .........................       21,561           19,470
                                                   --------         --------

Total liabilities and shareholders' equity ...     $339,706         $300,310
                                                   ========         ========


GRANDSOUTH BANCORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                                                     Three Months Ended              Nine months
                                                                                     Ended September 30,         Ended September 30,
                                                                                     -------------------         -------------------
                                                                                     2007         2006          2007          2006
                                                                                     ----         ----          ----          ----

Total interest income ......................................................       $ 6,779       $ 6,255       $19,758       $17,107

Total interest expense .....................................................         3,663         3,015        10,330         7,716
                                                                                   -------       -------       -------       -------
               Net interest income .........................................         3,116         3,240         9,428         9,391

Provision for possible loan losses .........................................           255           250           680           555
                                                                                   -------       -------       -------       -------

               Net interest income after provision for possible
                    loan losses ............................................         2,861         2,990         8,748         8,836

Total noninterest income ...................................................           152           281           485           588

Total noninterest expense ..................................................         1,910         1,982         6,014         5,535
                                                                                   -------       -------       -------       -------

               Income before taxes .........................................         1,103         1,289         3,219         3,889

Income tax expense .........................................................           397           440         1,159         1,286
                                                                                   -------       -------       -------       -------

               Net Income ..................................................       $   706       $   849       $ 2,060       $ 2,603
                                                                                   =======       =======       =======       =======



NET INCOME PER COMMON SHARE, BASIC .........................................       $  0.21       $  0.25       $  0.61       $  0.77
                                                                                   =======       =======       =======       =======

NET INCOME PER COMMON SHARE, DILUTED .......................................       $  0.20       $  0.23       $  0.57       $  0.72
                                                                                   =======       =======       =======       =======

(1) The year-end condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles.